UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 27, 2017

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 8, 2016, Monaker Group, Inc. (the “Company”, “we” and “us”) sold 138,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock (the “Units”), to Charcoal Investments Ltd. (“Charcoal”), which entity is owned by Simon Orange, who became a member of the Board of Directors of the Company on January 5, 2017, in consideration for $345,000 or $2.50 per unit. The warrants were evidenced by a Warrant to Purchase Common Stock (the “Charcoal Warrants”), had an exercise price of $2.50 per share and an expiration date of September 7, 2017.

Also on September 8, 2016, the Company entered into a consulting agreement with Mr. Orange, pursuant to which Mr. Orange agreed to provide the Company consulting services by aiding the Company in financial, organizational and developmental advice during a twelve month period. In connection with assisting with a $750,000 private offering of units (pursuant to which Charcoal subscribed for units as described above), Mr. Orange received compensation consisting of cash, shares and warrants.

On January 26, 2017, the Company, Mr. Orange and Charcoal, agreed to reduce the exercise price of the 158,000 warrants to purchase shares of common stock (the “Warrants”) to $2.00 per share and Mr. Orange and Charcoal exercised all of the Warrants in consideration for an aggregate of $316,000, and the Company issued Mr. Orange 20,000 shares of restricted common stock and Charcoal 138,000 shares of restricted common stock, in connection with such exercise. In consideration for agreeing to exercise the Warrants, the Company granted Mr. Orange warrants to purchase 20,000 shares of the Company’s common stock and Charcoal warrants to purchase 138,000 shares of common stock, each with an exercise price of $2.00 per share and an expiration date of January 25, 2020.

Item 3.02	Unregistered Sales of Equity Securities.

We claim an exemption from registration for the issuances and sales of the Units, 20,000 shares issued to Mr. Orange and 20,000 warrants granted to Mr. Orange pursuant to the September 8, 2016 consulting agreement, the shares of common stock issued upon exercise of the Warrants, and the grant of the January 26, 2017 warrants described above in Item 1.01 (which descriptions are incorporated in this Item 3.02 by reference) pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grants and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2017, the Board of Directors of the Company, pursuant to the power vested in the Board of Directors by the Company’s Bylaws and the Nevada Revised Statutes, appointed Robert J. Post and Omar J. Jimenez, as members of the Board of Directors.

The appointment increased the Company’s Board of Directors to seven members, with four serving independently (including Mr. Post).

Mr. Post’s biographical information is provided below. The biographical information of Mr. Jimenez, the Company’s Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, can be found in the Company’s Annual Report on Form 10-K for the year ended February 29, 2016, as filed with the Securities and Exchange Commission on June 23, 2016 (the “Annual Report”), under “Part III” – “Item 10. Directors, Executive Officers and Corporate Governance” and a description of Mr. Jimenez’s employment agreement with the Company can be found under “Part III” – “Item 11. Executive Compensation” of the Annual Report (provided that effective in July 2016, the compensation due to Mr. Jimenez thereunder increased).

Robert J. Post

Mr. Post, age 56, is a highly successful entrepreneur, investor, tech-company executive and veteran re-structuring expert with 20 years of success in the travel and hospitality industry. He has served as Chief Executive Officer of Cloud5, the largest provider of cloud based telecommunications and high speed Internet to major brands in the hospitality industry, including Marriott, IHG, Hilton, La Quinta, Motel 6 and Red Roof Inn, since January 2015. He has also served as a member of the Board of Directors of Cloud5 since January 2015. Mr. Post has served as the Executive Chairman of The Knowland Group, a hospitality and data analytics company since March 2014. From 2005 to December 2011, Mr. Post served as Chairman, Chief Executive Officer and Chief Financial Officer of TravelCLICK, a leading provider of global, hotel e-commerce solutions that supports more than 15,000 customers across 140 countries, including Blackstone, Hilton, Hyatt, Accor, Marriott and Trump. He also previously served as executive and corporate officer at MICROS Systems, a hospitality technology provider, where he helped lead its secondary NASDAQ offering. Since 2002, Mr. Post has also operated Pconsulting, providing start-up investment and restructuring services for mid-sized businesses, including OpenTable.com, hotelBANK, and Radiant Systems. Mr. Post served as a member of the Board of Directors of Avatech Solutions, a publicly reporting company, and served on the Compensation and Audit Finance Committee of that entity, from March 2004 to October 2010. He is a graduate of Wharton’s Advanced Management Program, and earned his Bachelors of Science in Business from Duquesne University.

* * * * *

As the Company currently has no committees of the Board of Directors, neither Mr. Post nor Mr. Jimenez has been appointed to any committees.

It is not currently contemplated that Mr. Post will receive any compensation for his services on the Board of Directors, nor that Mr. Jimenez will receive any compensation, separate from his compensation as an officer of the Company, for his services on the Board of Directors.

Mr. Post is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Post and any other person pursuant to which he was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Jimenez’s employment agreement is described in the Annual Report as discussed above and there are no arrangements or understandings between Mr. Jimenez and any other person pursuant to which he was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K

Item 7.01.	Regulation FD Disclosure

On January 31, 2017, the Company issued a press release disclosing the appointment of Mr. Post. A copy of which is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Subscription and Investment Representation Agreement dated September 8, 2016, between Monaker Group, Inc. and Charcoal Investments Ltd. (filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 23, 2016 (File No. 333-213753) and incorporated herein by reference
10.2*	Consulting Agreement between Simon Orange and the Company dated September 8, 2016
10.3*	Form of Orange and Charcoal September 8, 2016 Warrants to Purchase Common Stock
10.4*	Form of Orange and Charcoal January 26, 2017 Warrants to Purchase Common Stock
99.1**	Press Release dated January 31, 2017

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: February 8, 2017	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription and Investment Representation Agreement dated September 8, 2016, between Monaker Group, Inc. and Charcoal Investments Ltd. (filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 23, 2016 (File No. 333-213753) and incorporated herein by reference
10.2*	Consulting Agreement between Simon Orange and the Company dated September 8, 2016
10.3*	Form of Simon Orange and Charcoal Investments Ltd., September 8, 2016 Warrants to Purchase Common Stock
10.4*	Form of Simon Orange and Charcoal Investments Ltd., January 26, 2017 Warrants to Purchase Common Stock
99.1**	Press Release dated January 31, 2017

* Filed herewith.

** Furnished herewith.